UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2009

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		identification No.)

4909 SE International Way, Portland, Oregon		97222-4679
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13-e-4(c))

ITEM 2.05             COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

Blount International, Inc. (the “Corporation”) announced on January 26, 2009 that it will permanently close its Milan, Tennessee production facility. It is anticipated that the closure will be completed during the second quarter of 2009.

The Corporation will record an estimated charge of between $4.5 million and $5.5 million in the first quarter of 2009 related to the Milan closure. This charge includes a non-cash expense of approximately $3.0 million to $3.5 million related to the disposal and write-down of assets that will not be transferred to the Corporation’s other manufacturing facilities. Cash expense is estimated to be between $1.5 million and $2.0 million and is primarily for severance benefits for qualifying Milan employees, which are expected to be paid during the second quarter of 2009.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

99.1         Press release dated January 26, 2009 issued by Blount International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Calvin E. Jenness
Calvin E. Jenness
Senior Vice President and
Chief Financial Officer

Dated: January 29, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated January 26, 2009 issued by Blount International, Inc.